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SCHEDULE 14A

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Stu Sjouwerman on What Vista Equity’s Buy Means for KnowBe4

CEO on How Going Private Will Accelerate KnowBe4’s Journey From $300M to $1B in ARR

Michael Novinson • January 13, 2023

Vista Equity Partners’ specialization in enterprise software and deep bench of subject-matter experts should help KnowBe4 reach $1 billion in ARR, says CEO Stu Sjouwerman.

The processes and technology stack that got KnowBe4 to more than $300 million in annual recurring revenue today aren’t necessarily the ones that’ll get the Tampa, Florida-area security awareness training vendor to a figure more than triple that amount. Consequently, Sjouwerman wanted to team up with a firm like Vista that has vast experience in helping its portfolio companies surpass the $1 billion ARR milestone (see: KnowBe4 Agrees to Vista Equity’s $4.6B Take-Private Deal).

“As a public company, we didn’t get credit for the very high-quality stock that we really are,” Sjouwerman says. “And so we saw our stock price go up and down, and we didn’t necessarily feel we had much control over that. For us at our stage, where we are still growing very rapidly, we felt going private was actually the better choice.”

In this video interview with Information Security Media Group, Sjouwerman also discusses:

•	How KnowBe4 has capitalized on its MediaPro and SecurityAdvisor purchases;

•	The benefits of integrating KnowBe4’s SecurityCoach offering with Netskope;

•	What sets KnowBe4 apart from Proofpoint and Mimecast in the training space.

Realizing that the human element of security was being seriously neglected, Sjouwerman in 2010 decided to help organizations address cybercrime social engineering tactics through new-school security awareness training and founded KnowBe4. A serial entrepreneur and data security expert with more than 30 years in the IT industry, Sjouwerman previously co-founded Inc. 500 company Sunbelt Software, an anti-malware software vendor that was acquired in 2010. Along with his CEO duties, Sjouwerman is currently editor-in-chief of Cyberheist News, an e-zine tailored to deliver IT security news, technical updates and social engineering alerts to IT professionals.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally involve risks and uncertainties, including statements regarding our future financial and operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern KnowBe4’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this communication include, but are not limited to, statements related to: the pending acquisition of KnowBe4, Inc. (“KnowBe4”) by affiliates of Vista Equity Partners (the “Transaction”), including the expected timing of the closing of the Transaction and expectations for KnowBe4 following the closing of the Transaction. There are a number of risks that could cause actual results to differ materially from statements made in this communication, including: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that our stockholders do not approve the adoption of the merger agreement with affiliates of Vista Equity Partners (the “Merger Agreement”) and the risk that we fail to receive required regulatory approvals from applicable governmental entities; the occurrence of any event, change or other circumstance that could result in the Merger Agreement being terminated, including in circumstances that would require us to pay a termination fee or other expenses; uncertainties as to the timing of the consummation of the Transaction; the effect of the pendency of the Transaction and related publicity on our current plans and operations, including our ability to retain and hire key personnel and our ability to maintain relationships with our current and prospective customers, suppliers and others with whom we do business; the diversion of management’s attention from our ongoing business operations due to processes related to the Transaction. There are a significant number of factors that could cause actual results to differ materially from statements made in this communication, including: our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth; our limited experience with new product and subscription introductions and the risks associated with new products and subscriptions, including the risk of defects, errors, or vulnerabilities; our ability to attract new and retain existing customers; the integration of companies we have acquired and may acquire in the future; the failure to timely develop and achieve market acceptance of new products as well as existing products; rapidly evolving technological developments in the market; length of sales cycles; the emergence and impact of new COVID-19 variants and related public health measures on our and our customers’ business; and general market, political, economic, and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Securities and Exchange Commission (“SEC”), including in our most recent Quarterly Report on Form 10-Q and any subsequent filings with the SEC. Copies of these filings are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements, including, as a result of such risks and uncertainties. All forward-looking statements in this communication are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.